UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 7, 2011

AUTOINFO, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-11497	13-2867481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6413 Congress Ave – Suite 260 Boca Raton	33487
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (561) 988-9456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

On February 7, 2011 (the “Effective Date”), AutoInfo, Inc. a Delaware corporation (OTCBB: AUTO) (the “Company”) entered into amended and restated employment agreements (the “Employment Agreements”) with each of Harry Wachtel, William Wunderlich and Michael Williams (the “Named Executive Officers”), for their continued employment with the Company as president and chief executive officer, chief financial officer and chief operating officer, respectively.  Upon execution of the Employment Agreements, the Named Executive Officers’ preexisting employment agreements with the Company along with all rights and obligations of the parties thereunder were immediately terminated.  The three Employment Agreements are substantially identical and provide inter alia, as follows:

Term:  The terms of the Employment Agreements expire on December 31, 2015, subject to earlier termination as provided therein.

Base Salary:  $250,000, $175,000 and $205,000 per annum, for Harry Wachtel, William Wunderlich and Michael Williams, respectively, payable in accordance with the Company’s then prevailing payroll policy.

Annual Bonus:  The Employment Agreements for Messrs. Wachtel and Wunderlich provide for an annual bonus equal to 10% of the Company’s first $1,250,000 of Operating Profit (as defined therein)  plus an additional 5% of any Operating Profit in excess of $1,250,000; provided, however, the total annual aggregate salary and bonus payable to Mr. Wachtel and Mr. Wunderlich are limited to a maximum of $750,000 and $675,000, respectively.

The Employment Agreement for Mr. Williams provides for an annual bonus equal to 2% of the Company’s first $3,000,000 of Operating Profit plus an additional: (i) three percent (3%) of any Operating Profit in excess of $3,000,000 but less than or equal to $4,000,000; (ii) four percent (4%) of any Operating Profit in excess of $4,000,000 but less than or equal to $5,000,000; and (iii) five percent (5%) of any Operating Profit in excess of $5,000,000; provided, however, the total annual aggregate salary and bonus payable to Mr. Williams is limited to a maximum of $485,000.

Change in Control Payments: The Employment Agreements provide that in  the event of a Change in Control (as defined therein) of the Company, Messrs. Wachtel, Wunderlich and Williams shall each receive a lump-sum cash payment equal to one and one-half times the respective Named Executive Officer’s Base Compensation (as defined therein), plus one and one-half times of his average Annual Bonus for the prior two years.  Further, upon a Change in Control, the Company may, within a specified period, terminate the named Executive Officer’s employment with the Company without further liability to the Named Executive Officer other than with respect to the provision of continued medical coverage through December 31, 2015.

Incentive Compensation:  The Named Executive Officers are eligible to receive bonuses, to be determined at the sole discretion of the Company’s Board of Directors and payable in accordance with the Company’s then prevailing policy.

Benefits.  During the employment Term, each individual is entitled to participate in any retirement plans, pension, insurance, health, disability or other benefit plan or program that is maintained by the Company.

The foregoing summary is qualified in its entirety by reference to the respective Employment Agreements which are attached as Exhibits 10.1, 10.2 and 10.3 hereto.  Further, all terms used but not defined herein shall have the meanings ascribed in the Employment Agreements.

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Item 9.01.	Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Amended and Restated Employment Agreement, dated February 7, 2011, between the Company and Harry Wachtel.
10.2*	Amended and Restated Employment Agreement, dated February 7, 2011, between the Company and William Wunderlich.
10.3*	Amended and Restated Employment Agreement, dated February 7, 2011, between the Company and Michael Williams.

*	This exhibit is a management contract or compensatory plan or arrangement.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AutoInfo, Inc.

Dated: February 8, 2011	By:	/s/ William Wunderlich
William Wunderlich,
Chief Financial Officer

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